Exhibit 32.1

Citizens Financial Corp.

Certification Pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002, 18 U.S.C. Section 1350

I, Robert J. Schoonover, President and Chief Executive Officer of Citizens Financial Corp. (the “company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.	the Quarterly Report on Form 10-Q of the company for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: August 13, 2003	/s/ Robert J. Schoonover
Robert J. Schoonover President Chief Executive Officer

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